UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): September 10, 2020

Hanger, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10670	84-0904275
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10910 Domain Drive, Suite 300

Austin, Texas 78758

(Address of principal executive offices (zip code))

(512) 777-3800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HNGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01 Other Events.

On September 10, 2020, Hanger, Inc. (the “Company”) filed a Shelf Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register securities for future issuance as part of a shelf registration.

The Company has filed the Registration Statement to provide flexibility in the future when accessing public capital markets. The Registration Statement will enable the Company to issue securities up to a proposed aggregate offering price of $250 million. The offerings under this Registration Statement may occur in one or more offerings in amounts, at prices, and on terms that will be determined at the time of the offering. The filing of the Registration Statement does not require the Company to raise additional capital, nor does it mean the Company has an immediate intention to raise additional capital. The Company will file a prospectus supplement to the Registration Statement each time that the Company is offering securities, which will contain information specific to the securities being offered. Unless otherwise indicated in a prospectus supplement, the Company intends to use the net proceeds from any offering that may occur pursuant to the Registration Statement for working capital and other general corporate purposes, which may include the repayment or refinancing of outstanding indebtedness, acquisitions, working capital, capital expenditures and investments. At present time, the Company has no immediate plans to issue securities under the Registration Statement.

The Registration Statement filed with the SEC has not yet become effective. No securities may be sold, nor offers may be accepted, prior to the time the Registration Statement becomes effective. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Any offer of securities subject to the Registration Statement will be solely by means of the prospectus included in the Registration Statement and one or more prospectus supplements that will be issued at the time of the offering.

This Current Report on Form 8-K contains statements that are forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include information concerning our liquidity and our possible or assumed future results of operations, including descriptions of our business strategies. These statements often include words such as “believe,” “expect,” “project,” “potential,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar words. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances. We believe these assumptions are reasonable, but you should understand that these statements are not guarantees of performance or results, and our actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent releases or reports. These statements involve risks, estimates, assumptions, and uncertainties that could cause actual results to differ materially from those expressed in these statements and elsewhere in this release. These uncertainties include, but are not limited to, the financial and business impacts of COVID-19 on our operations and the operations of our customers, suppliers, governmental and private payers and others in the healthcare industry and beyond; federal laws governing the health care industry; governmental policies affecting O&P operations, including with respect to reimbursement; failure to successfully implement a new enterprise resource planning system or other disruptions to information technology systems; the inability to successfully execute our acquisition strategy, including integration of recently acquired O&P clinics into our existing business; changes in the demand for our O&P products and services, including additional competition in the O&P services market; disruptions to our supply chain; our ability to enter into and derive benefits from managed-care contracts; our ability to successfully attract and retain qualified O&P clinicians; and other risks and uncertainties generally affecting the health care industry. For additional information and risk factors that could affect the Company, see its Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the three months ended June 30, 2020, each as filed with the Securities and Exchange Commission. The information contained in this press release is made only as of the date hereof, even if subsequently made available by the Company on its website or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANGER, INC.

By:	/s/ Thomas E. Hartman
Thomas E. Hartman
Senior Vice President and General Counsel

Dated: September 10, 2020